Exhibit 10.1

MUTUAL TERMINATION AGREEMENT
This MUTUAL TERMINATION AGREEMENT (this “Agreement”), dated November 9, 2022, is made by and between OceanFirst Financial Corp., a Delaware corporation (“OCFC”), and Partners Bancorp, a Maryland corporation (“Partners”).

W I T N E S E T H:

WHEREAS, OCFC and Partners entered into that certain Agreement and Plan of Merger, dated November 4, 2021 (as amended, restated, supplemented or otherwise modified, the “Merger Agreement”), by and among OCFC, Partners and Coastal Merger Sub Corp., a Maryland corporation and a direct wholly-owned Subsidiary of OCFC. Any capitalized term used but not defined herein shall have the meaning set forth in the Merger Agreement;

WHEREAS, Section 8.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time by mutual consent in writing of OCFC and Partners in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board of Directors;

WHEREAS, the Board of Directors of each of OCFC and Partners has determined by a vote of a majority of its members that it is in the best interests of their respective companies and their respective stockholders or shareholders to terminate the Merger Agreement in accordance with the terms hereof; and

WHEREAS, the Effective Time has not occurred as of the date hereof and OCFC and Partners wish to terminate the Merger Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties accordingly agree as follows:

Section 1. Termination. In accordance with Section 8.1(a) and Section 8.2 of the Merger Agreement and subject to the terms set forth herein, OCFC and Partners hereby mutually agree to terminate the Merger Agreement effective as of the date hereof and, as a consequence of such termination of the Merger Agreement, effective as of the date hereof, the entire Merger Agreement (including Section 8.2 thereof) shall become void (and there shall be no liability or obligation in respect thereof on the part of OCFC or Partners or any of their respective affiliates or any of its or their respective Representatives); provided that Section 6.2(b) (Access to Information; Confidentiality) and Article IX (General Provisions) of the Merger Agreement and the definitions in the Merger Agreement of capitalized terms to the extent utilized in the foregoing, shall each survive such termination of the Merger Agreement and remain valid and binding obligations of OCFC and Partners in accordance with their terms.

Section 2. Mutual Release; Disclaimer of Liabilities. Except the obligations that shall survive termination as expressly set forth in the proviso of Section 1 hereof, each of OCFC and Partners (each on behalf of itself and its respective affiliates and its and their respective Representatives and stockholders or shareholders) (the “Releasors”) hereby, to the fullest extent permitted by Law, releases and forever acquits and discharges the other party and any of the other party’s affiliates and its and their respective Representatives and stockholders or shareholders (the “Releasees”) from any and all liability, claims, actions, debts, contracts, obligations, causes of action, suits, disputes, joinders, damages, losses, costs, expenses, contributions, judgments and rights, at law, whether known or unknown, in favor of the Releasors, or any of them, that the Releasors, or any of them, ever had, now have or can have or shall or may hereafter have against Releasees, or any of them, with respect to, in connection with, resulting from or arising out of the Merger Agreement (including the termination thereof) or any of the transactions contemplated thereby, including (a) any breach, inaccuracy, untruth, non-performance or action or failure to act under the Merger Agreement, (b) the performance of, or the events leading to the entry or termination of, the Merger Agreement, including any deliberations or negotiations in connection therewith, (c) the consideration to have been received by Partners’ shareholders in connection with the proposed First-Step Merger, and (d) any SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Merger Agreement or the transactions contemplated thereby.

Section 3. Press Release. The joint press release of OCFC and Partners announcing the termination of the Merger Agreement pursuant hereto is set forth on Exhibit A and will be jointly issued at or around 7:00 a.m., Eastern Time, on November 9, 2022. For a period of two (2) years from and after the date hereof, neither party shall make any public statements regarding the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement, except (a) statements that are consistent with those set forth in such joint press release, (b) as required by Law or the rules or regulations of any United States securities exchange to which the relevant party is subject, in which case, such party shall use its reasonable best efforts to consult with the other party in advance of such release or announcement, or (c) with the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed).

Section 4. Non-Disparagement. Other than as OCFC or Partners may determine in good faith is factually accurate and, based on advice of outside counsel, necessary to (a) respond to any legal or regulatory process or proceeding or (b) give testimony or file any documents in any legal or regulatory proceeding, each of OCFC and Partners (on behalf of itself and its affiliates and its and their respective Representatives) agrees that, for a period of two (2) years from the date hereof, it will not, and will not authorize, induce or knowingly encourage any other person to, directly or indirectly, make any public or private statements or other communications that disparage, denigrate or malign the other party or such other party’s affiliates or its or their respective Representatives.

Section 5. Confidentiality Agreement. Within ten (10) business days of the date hereof, each party shall comply with the return and destruction provisions of paragraph 10 of the Confidentiality Agreement. The parties agree that the Confidentiality Agreement shall expire and cease to have any force or effect on the second (2nd) anniversary of the date hereof.

Section 6. Further Assurances. Each party shall (and shall cause its affiliates and its and their respective Representatives to) cooperate with the other party in taking any actions necessary, proper or advisable under this Agreement and/or Law to effectuate the termination of the Merger Agreement and transactions contemplated thereby.

Section 7. Representation & Warranties. Each party hereby represents and warrants to the other party that (a) such party has full corporate power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement, the termination of the Merger Agreement and consummation of the other transactions contemplated hereby have been duly and validly approved by the Board of Directors of such party, (c) no other corporate proceedings on the part of such party are necessary to approve this Agreement or the termination of the Merger Agreement or to consummate the other transactions contemplated hereby and (d) this Agreement has been duly executed and delivered by such party and assuming due authorization, execution and delivery of this Agreement by the other party, this Agreement is a valid and legally binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

Section 8. Entire Agreement. With respect to the subject matter hereof, this Agreement embodies the complete agreement of the parties and supersedes any prior understandings, agreements or representations by or between the parties, written, oral or otherwise, which are related to the subject matter hereof.

Section 9. Miscellaneous. Merger Agreement Sections 9.2 (Expense), 9.3 (Notices), 9.4 (Interpretation), 9.5 (Counterparts), 9.7 (Amendment; Waiver), 9.8 (Governing Law; Jurisdiction), 9.9 (Waiver of Jury Trial), 9.10 (Assignment; Third Party Beneficiaries), 9.11 (Remedies; Specific Performance) and 9.12 (Severability) are hereby incorporated by reference into this Agreement, mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

OCEANFIRST FINANCIAL CORP.

By: /s/ Steven J. Tsimbinos
Name: Steven J. Tsimbinos
Title: Executive Vice President, General Counsel,
and Corporate Secretary

PARTNERS BANCORP

By: /s/ Lloyd B. Harrison, III
Name: Lloyd B. Harrison, III
Title: Chief Executive Officer

EXHIBIT A
Joint Press Release

(see attached)